                                                                      EXHIBIT 11


                       STERLING ELECTRONICS CORPORATION
            (11)- Statement Re:  COMPUTATION OF PER SHARE EARNINGS


                                                   Thirteen weeks ended
                                         --------------------------------------
                                            June 29, 1996       July 1, 1995

PRIMARY

Average shares outstanding                      6,887,532          6,883,088
Net effect of dilutive stock options-
     based on the treasury stock method
     using average market price                   160,556            159,888
                                            -------------      -------------
Total                                           7,048,088          7,042,976

Net income applicable to common stock
     Income from continuing operations      $   2,390,816      $   2,272,962
     Income from discontinued operations              -               24,159
                                            -------------      -------------
                                            $   2,390,816      $   2,297,121
                                            =============      =============

Per share amount
     Income from continuing operations      $        0.34      $        0.32
     Income from discontinued operations              -                  -
                                            -------------      -------------
                                            $        0.34      $        0.32
                                            =============      =============

FULLY DILUTED

Average shares outstanding                      6,887,532          6,883,088
Net effect of dilutive stock options-
     based on the treasury stock method
     using average market price                   160,556            205,355
                                            -------------      -------------
Total                                           7,048,088          7,088,443

Net income applicable to common stock
     Income from continuing operations      $   2,390,816      $   2,272,962
     Income from discontinued operations              -               24,159
                                            -------------      -------------
                                            $   2,390,816      $   2,297,121
                                            =============      =============

Per share amount
     Income from continuing operations      $        0.34      $        0.32
     Income from discontinued operations              -                  -
                                            -------------      -------------
                                            $        0.34      $        0.32
                                            =============      =============